UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 15, 2018

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Brad Phillips

On January 15, 2018, Darling Ingredients Inc. (the “Company”) announced that Brad Phillips had become its Executive Vice President - Chief Financial Officer. Mr. Phillips will report to Randall C. Stuewe, the Company’s Chairman and Chief Executive Officer. A copy of the press release announcing Mr. Phillips’ appointment is filed as Exhibit 99.1 to this Form 8-K.

Mr. Phillips, age 58, has served in a number of different capacities for the Company since 1988. Most recently he served as the Vice President - Treasurer since May 2014. Previously, he held the positions of Treasurer from January 1993 to May 2014, Assistant Treasurer from January 1991 to January 1993, and Assistant Controller from October 1988 to January 1991. Prior to Darling, he was the Corporate Accounting Manager at Republic Health Corporation from 1984 to 1988, and from 1982 to 1984 he served in the audit group at Arthur Andersen.

Compensation Arrangements with Mr. Phillips

Under the compensation package provided to Mr. Phillips by the Company in connection with his new position, he will receive an annual base salary of $375,000. Mr. Phillips will continue to participate in the Company’s annual and long-term executive incentive programs.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press release dated January 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: January 16, 2018	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President, General Counsel

EXHIBIT LIST

99.1	Press release dated January 15, 2018.